Exhibit 10.10

December 18, 2008

Mitchell J. Pulwer

2609 Houston Branch Road

Charlotte, NC 28273

Dear Mitch:

Due to recent changes in federal tax law, the severance provision in your April 4, 2006, offer letter must be revised to be made compliant with Section 409A of the Internal Revenue Code.  Please sign where indicated below to acknowledge that your offer letter shall be amended hereby to provide that all severance payments to which you may become entitled pursuant thereto will paid in 9 monthly installments immediately following your “involuntary separation from service” without cause (as defined in Treasury Regulation 1.409A-1(n)(1)).

Please acknowledge your acceptance of this amendment by signing below and returning this letter to me.  If you have any questions regarding this required amendment, please do not hesitate to contact me.

Regards,

/s/ John O’Malley

Name:	John O’Malley
Title:	VP Human Resources
Polypore International, Inc.

Agreed and Accepted:

/s/ Mitchell J. Pulwer
Mitchell J. Pulwer
Date: Dec. 18, 2008